Exhibit 5.2

Linklaters LLP World Trade Centre Amsterdam Zuidplein 180 1077 XV Amsterdam Telephone (31 20) 799 6200 Facsimile (31 20) 799 6300

Thermo Fisher Scientific (Finance I) B.V. Takkebijsters 1 4817 BL Breda The Netherlands

8 August 2018

Dear Sirs

Thermo Fisher Scientific (Finance I) B.V. (the “Company”) – €600,000,000 Floating Rate Senior Notes due 2020 (the “Securities”) guaranteed by Thermo Fisher Scientific Inc.

1

We have acted as your Dutch legal advisers in connection with the Post-Effective Amendment No. 1 to Form S-3 registration statement filed with the United States Securities and Exchange Commission on 1 August 2016 (the “Registration Statement”) relating to the registration (the “Registration”) under the United States Securities Act of 1933 (as amended) (the “Securities Act”) of, inter alia, debt securities of the Company, and the issuance by the Company of the Securities, which are stated to be irrevocably and unconditionally guaranteed as to payment of principal, premium, if any, and interest by Thermo Fisher Scientific Inc. (the “Guarantor”), a Delaware corporation. The Securities are being issued pursuant to the Indenture (as defined in the Schedule to this letter). We have taken instructions solely from the Company.

2

This opinion is limited to Dutch law as applied by the Dutch courts and published in print and in effect on the date of this opinion, excluding tax law, the laws of the European Union (insofar as not implemented or incorporated in Dutch law) and market abuse, competition and procurement laws. This opinion is given on the basis that we undertake no responsibility to notify any addressee of this opinion of any change in Dutch law after the date of this opinion. It is given in accordance with customary Dutch legal practice and on the basis that it and all matters relating to it will be governed by and construed in accordance with Dutch law. In this opinion, Dutch legal concepts are expressed in English terms and not in their original Dutch terms. The Dutch concepts concerned may not be identical to the concepts described by the English terms as they may exist or be interpreted under the laws of jurisdictions other than the Netherlands.

3

For the purpose of this opinion we have examined the documents listed and, where appropriate, defined (together with certain other terms used herein) in the Schedule to this letter. Our examination has been limited to the text of the documents. In addition we have obtained the following confirmations given by telephone or otherwise on 7 August 2018 (noting that we have not been able to do so on the date of this opinion given the time of delivery of this opinion on this date):

This communication is confidential and may be privileged or otherwise protected by work product immunity.

Linklaters LLP is a limited liability partnership registered in England and Wales with registered number OC326345. It is a law firm authorised and regulated by the Solicitors Regulation Authority. The term partner in relation to Linklaters LLP is used to refer to a member of Linklaters LLP or an employee or consultant of Linklaters LLP or any of its affiliated firms or entities with equivalent standing and qualifications. A list of the names of the members of Linklaters LLP together with a list of those non-members who are designated as partners and their professional qualifications is open to inspection at its registered office, One Silk Street, London EC2Y 8HQ, England or on www.linklaters.com and such persons are either solicitors, registered foreign lawyers or European lawyers. Linklaters LLP is also registered with the Dutch Trade Register of the Chamber of Commerce under number 34367130.

Please refer to www.linklaters.com/regulation for important information on our regulatory position.

3.1	Confirmation from the Chamber of Commerce that the Trade Register Extract is up to date in all respects material for this opinion.

3.2

Confirmation from the insolvency office (afdeling insolventie) of the competent court in Breda (Rechtbank Zeeland-West-Brabant) and the central insolvency register (centraal insolventieregister) that the Company is not registered as having been declared bankrupt (failliet verklaard) or granted suspension of payments (surseance verleend).

4	We have assumed the following:

4.1	All copy documents conform to the originals and all originals are genuine and complete.

4.2	Each signature is the genuine signature of the individual concerned.

4.3

All documents were at their date, and have through the date hereof remained, accurate, complete and in full force and effect without modification, and have been or will have been executed in the same form as examined by us for the purposes of this opinion and, in the case of the Securities, authenticated, effectuated (where required), issued, accepted and paid for in compliance with the Indenture. All confirmations referred to in paragraph 3 were true at that time and remain true on the date hereof.

4.4

The Company has not (i) had its assets placed under administration (onder bewind gesteld), (ii) been dissolved (ontbonden), merged (gefuseerd) or split up (gesplitst), or (iii) been subjected to emergency measures (noodregeling) or any prevention, intervention and resolution measure or any recovery or resolution tool, power, action or other measure or proceeding however described under Directive 2014/59/EU of 15 May 2014 establishing a framework for the recovery and resolution of credit institutions or Regulation (EU) No. 806/2014 (the Single Resolution Mechanism Regulations) or been the subject of any event (gebeurtenis) (including preparation of a transfer plan), in each case under the Financial Supervision Act (Wet op het financieel toezicht) or applicable European regulation (collectively, “Measures”) or any one of the insolvency and winding-up proceedings listed in Annex A to Regulation (EU) 2015/848 on insolvency proceedings (recast) (“Insolvency Proceedings”, including, inter alia, bankruptcy (faillissement)).

4.5

The entry into and performance of the Indenture and the transactions contemplated thereby, including the issuance of the Securities, are conducive to the corporate objects and in the interest of the Company.

4.6	The written resolutions referred to in the Schedule have been validly passed, and any conditions and limitations contained therein have been or will have been complied with.

4.7

No advice is required from any works council under the Works Councils Act (Wet op de ondernemingsraden) in connection with the Registration, the Company’s entry into and performance of the Indenture and issue and performance of the Securities.

4.8

Any powers of attorney, the Securities and the Indenture have been or will have been signed on behalf of the Company by a member of its management board in office at the time of signing or, in the case of the Indenture, by a person or persons duly authorised to do so under a valid power of attorney, if in facsimile with the approval of the signatory.

4.9

No member of the Company’s management board has a conflict of interest (tegenstrijdig belang) with respect to the Registration, the Securities or the Indenture (or the transactions contemplated thereby).

4.10

All documents and their entry into and performance are within the capacity and powers (corporate and otherwise) of, and have been or will have been validly authorised, entered into, accepted and duly performed by, each party thereto other than the Company.

4.11

All documents (including the Securities), including any governing law provisions contained therein, are valid, binding and enforceable on each party (including the Company) under the law to which they are expressed to be subject where that is not Dutch law, and under any applicable law other than Dutch law. Words and phrases used in those documents have the same meaning and effect as they would if those documents were governed by Dutch law. The Securities are not in bearer form but in registered form.

4.12

Insofar as any obligation of the Company under the Indenture or the Securities falls to be performed in, or is otherwise affected by the laws of, any jurisdiction other than the Netherlands, its performance would not be illegal or ineffective under the laws of that jurisdiction.

4.13

There are no provisions of any law, other than Dutch law, which may apply to the Securities or the Indenture (or the transactions contemplated thereby) or to any power of attorney issued by the Company, which would affect this opinion.

4.14

The Securities will not be admitted to trading on a regulated market in the Netherlands and, if offered in the Netherlands, will be offered solely to qualified investors (gekwalificeerde beleggers) within the meaning of Section 1:1 of the Financial Supervision Act (Wet op het financieel toezicht). The Securities have individual denominations of at least €100,000 (or its foreign currency equivalent).

4.15	No Securities will be issued beyond the maximum amount as may be authorised by the management board of the Company and approved by its general meeting if required.

4.16

The Company does not and will not come to qualify as a bank within the meaning of the Financial Supervision Act (Wet op het financieel toezicht), or if it does, it complies and will continue to comply with the conditions for one of the exemptions contained in the Financial Supervision Act from the requirement to be authorised or licensed.

5	In our opinion:

5.1	The Company has been incorporated and is existing as a limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law.

5.2	The Company has the corporate power to enter into and perform the Indenture and to issue and perform the Securities.

5.3	The Company has taken all necessary corporate action to authorise its entry into and performance of the Indenture and issuance and performance of the Securities.

5.4	When signed on behalf of the Company as set out in paragraph 4.8, the Indenture and the Securities will have been validly signed by the Company.

5.5	The entry into and performance of the Indenture and the issue and performance of the Securities by the Company does not violate Dutch law or its articles of association.

5.6

Under Dutch law and in accordance with and subject to Regulation (EC) No 593/2008 on the law applicable to contractual obligations (Rome I) (the “Rome I Regulation”), the choice of New York law as the governing law of the Indenture and the Securities is recognised as a valid choice of law and accordingly New York law governs the validity, binding effect and enforceability of the Indenture and the Securities against the Company.

6	This opinion is subject to any matters not disclosed to us and to the following qualifications:

6.1

The term “enforceability” as used above (including the term “binding effect” in relation to proceedings in a Dutch court to enforce a judgment rendered by a New York court or otherwise), or any other reference by whatever term to enforcement, means that the obligations assumed by the relevant party under the relevant document are of a type which the Dutch courts enforce. It does not mean that those obligations (or such judgment) will necessarily be enforced in all circumstances in accordance with their (or its) terms. We do not express any opinion as to whether specific performance or injunctive relief would be available.

6.2

This opinion is limited by, and therefore we do not express any opinion or statement as to the consequences of, any Insolvency Proceeding, Measure, resolution insolvency, liquidation (ontbinding en vereffening), reorganisation, fraudulent conveyance (Actio Pauliana) and other laws relating to or affecting the rights of creditors, and any sanctions and measures implemented or effective in the Netherlands under the Sanctions Act 1977 (Sanctiewet 1977) or European Union regulations or otherwise by international sanctions.

6.3

Under Dutch law, a power of attorney does not preclude the principal from performing the legal acts covered by the power of attorney and can be made irrevocable only insofar as it is granted for the purpose of performing a legal act in the interest of the attorney or a third party and subject to any amendments made or limitations imposed by the court on serious grounds (gewichtige redenen). Each power of attorney (volmacht) or mandate (lastgeving), whether or not irrevocable, granted by a company, will terminate by force of law and without notice, upon bankruptcy of the company or the death of or termination by the attorney or the attorney being placed under guardianship or the attorney being disqualified as a director of the company, and will cease to have effect upon the company having been granted a suspension of payments or subjected to Measures. This qualification would also apply to the extent that the appointment of a process agent or other agent were to be deemed to constitute a power of attorney or a mandate.

6.4

If a facsimile signature is used for the Securities, each signatory should consent to such use of his signature and evidence of such consent may be required for the enforcement of the Securities in the Netherlands. If a Security is signed on behalf of the Company (manually or in facsimile) by a person who is a duly authorised representative of the Company on signing but no longer on the actual issue date of the Security, enforcement of the Security in the Netherlands may require that the holder thereof presents both the Security and evidence of the agreement of the Company to also be bound in such circumstances and evidence of the consent of the signatory.

6.5

A provision in an agreement requiring, forbidding or restricting a company to take any action that falls within the powers of its general meeting of shareholders, or similar corporate body, may not be enforceable.

6.6	We do not express any opinion as to any “deemed” action or absence thereof.

6.7

To the extent Dutch law applies, an indemnity will not be enforceable if the damage, loss, cost, liability or expense against which a person or legal entity is indemnified is a result of wilful misconduct or gross negligence of such person or entity or if such person or entity did not act in good faith.

6.8

Dutch law does not know the concept of trust as this is known under common law, nor the concept of suspense account, and we do not express any opinion in respect thereof. Any provision pursuant to which moneys or goods are to be held in trust by one party for another party or are to be segregated from the other assets of the party concerned (or provisions having a similar intended effect) may not be enforceable in the Netherlands.

6.9

To the extent Dutch law applies, any provision to the effect that no holder of a Security or any Coupon (as defined therein) shall have any right to institute any action or proceeding, judicial or otherwise, with respect to the Securities or the Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, may not be enforceable in all circumstances.

6.10

To the extent Dutch law applies, any provision to the effect that in any proceedings initiated by the Trustee, the Trustee shall be held to represent all holders of the Securities to which such proceedings relate, and that it shall not be necessary to make any holders of Securities party to such proceedings, may not be enforceable in all circumstances

6.11

The enforcement in the Netherlands of the Indenture, the Securities and foreign judgments will be subject to Dutch rules of civil procedure. A Dutch court may mitigate amounts due in respect of litigation and collection costs.

6.12	A Dutch court may decline jurisdiction if concurrent proceedings are being brought elsewhere. We express no opinion on competing judgments resulting from any concurrent proceedings.

6.13	Claims may become barred by limitation periods or may be or become subject to set-off or counterclaim.

6.14	The admissibility of a choice of jurisdiction (such as for courts in the United States) and the procedural consequences of such choice are determined by the laws of the chosen jurisdiction.

6.15

In proceedings before a court of the Netherlands the service of process against the Company other than by personal delivery by a bailiff of the courts of the Netherlands (gerechtsdeurwaarder) and in accordance with the applicable treaties will not be considered by the court to constitute valid service of process, notwithstanding any provision to the contrary in the Indenture or the Securities.

6.16

To the extent that Dutch law applies to the transfer of title to a Security, this requires delivery (levering) pursuant to a valid agreement (geldige titel) by a transferor who has power to pass on title to that Security (beschikkingsbevoegdheid).

6.17

To the extent that Dutch law is applicable to the Securities or any transfer thereof, any provision to the effect that the (registered) holder of a Security may be treated as the absolute owner thereof or solely entitled thereto may not be enforceable in all circumstances.

6.18	We do not express any opinion as to any co-ownership interest in, or transfer of, any Security.

6.19

To the extent that any provisions of the Securities or the Indenture are general conditions (algemene voorwaarden) within the meaning of Section 6:231 of the Dutch Civil Code, a holder of Securities may nullify (vernietigen) a provision therein if (i) the Company has not offered the holder of Securities a reasonable opportunity to examine the terms and conditions of the Security or the Indenture or (ii) the provision, having regard to all relevant circumstances, is unreasonably onerous (onredelijk bezwarend) to the holder of Securities.

6.20	To the extent Dutch law applies:

6.20.1

a Security will only be validly issued, and will only be valid, binding and enforceable against the Company, after that Security has been issued to and accepted and paid for by a person other than the Company;

6.20.2	as to the acquisition of Securities by their issuer, Securities will be cancelled by operation of law.

6.21	We do not express any opinion as to the authority of any of the parties other than the Company to perform the provisions of the Indenture applicable to it.

6.22

It should be understood that we have not been responsible for investigating or verifying the accuracy of the facts or the reasonableness of any statements of belief or opinion contained in the Registration Statement (including the prospectus contained therein and the Prospectus Supplement), or that no material facts have been omitted from it.

6.23

The Trade Register Extract and the confirmations referred to in paragraph 3 do not provide conclusive evidence that the information set out in the Trade Register Extract is correct or that the Company has not become the subject of an Insolvency Proceeding or Measure.

6.24	We do not express any opinion as to facts.

7

This opinion is addressed to you solely for your benefit in connection with the filing of the Registration Statement. It is not to be transmitted to anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us made in the Registration Statement. In giving this consent we do not admit that we are within the category of persons whose consent is required within Section 7 of the Securities Act or the rules and regulations of the United States Securities and Exchange Commission thereunder.

Yours faithfully

/s/ Linklaters LLP

Linklaters LLP

Schedule

1

An electronic certified copy of an extract from the trade register (the “Trade Register Extract”) obtained from the chamber of commerce (the “Chamber of Commerce”) regarding the Company dated 7 August 2018.

2	A faxed copy of a notarial copy of the Company’s deed of incorporation dated 6 July 2016 including its articles of association, as obtained from and according to the Chamber of Commerce.

3

A print-out of an electronic copy of a written resolution of the management board of the Company dated 30 July 2018 and of a written resolution of Thermo Fisher Scientific Inc. in its stated capacity as the Company’s sole shareholder dated 31 July 2018, in each case confirming certain matters with respect to the Registration and the issuance by the Company of the Securities.

4	A print-out of an electronic copy of the Registration Statement (excluding any documents incorporated by reference in it and any exhibits to it).

5

A print-out of an electronic copy of the prospectus supplement dated 6 August 2018 (the “Prospectus Supplement”) in relation to the Securities (excluding the documents incorporated by reference therein or any exhibits thereto).

6

A print-out of an electronic copy of an executed base indenture relating to the Securities dated 9 August 2016 between the Company as issuer, Thermo Fisher Scientific Inc. as guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee, and of an executed second supplemental indenture dated 8 August 2018 between the same parties, providing for the specific terms of the Securities (together, the “Indenture”).

References to “documents” are to any and all documents mentioned in this Schedule including the Securities, unless the context requires otherwise.